                                  EXHIBIT 12(A)
                     WELLS FARGO & COMPANY AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

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                                                                                                           Year ended December 31,
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(in millions)                                                    1995           1994            1993          1992           1991
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EARNINGS, INCLUDING INTEREST ON DEPOSITS (1):
   Income before income tax expense                            $1,777         $1,454          $1,038       $   500        $    54
   Fixed charges                                                1,496          1,214           1,157         1,505          2,504
                                                               ------         ------          ------       -------        -------
                                                               $3,273         $2,668          $2,195       $ 2,005        $ 2,558
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Fixed charges (1):
   Interest expense                                            $1,431         $1,155          $1,104       $ 1,454        $ 2,452
   Estimated interest component of net rental expense              65             59              53            51             52
                                                               ------         ------          ------       -------        -------
                                                               $1,496         $1,214          $1,157       $ 1,505        $ 2,504
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Ratio of earnings to fixed charges (2)                           2.19           2.20            1.90          1.33           1.02


EARNINGS, EXCLUDING INTEREST ON DEPOSITS:
   Income before income tax expense                            $1,777         $1,454          $1,038       $   500        $    54
   Fixed charges                                                  499            360             294           320            539
                                                               ------         ------          ------       -------        -------
                                                               $2,276         $1,814          $1,332       $   820        $   593
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Fixed charges:
   Interest expense                                            $1,431         $1,155          $1,104       $ 1,454        $ 2,452
   Less interest on deposits                                     (997)          (854)          (863)        (1,185)        (1,965)
   Estimated interest component of net rental expense              65             59              53            51             52
                                                               ------         ------          ------       -------        -------
                                                               $  499         $  360          $  294       $   320        $   539
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Ratio of earnings to fixed charges (2)                           4.56           5.04            4.53          2.56           1.10
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(1)  As defined in Item 503(d) of Regulation S-K.
(2) These computations are included herein in compliance with Securities and Exchange Commission regulations. However, management believes that fixed charge ratios are not meaningful measures for the business of the Company because of two factors. First, even if there were no change in net income, the ratios would decline with an increase in the proportion of income which is tax-exempt or, conversely, they would increase with a decrease in the proportion of income which is tax-exempt. Second, even if there were no change in net income, the ratios would decline if interest income and interest expense increase by the same amount due to an increase in the level of interest rates or, conversely, they would increase if interest income and interest expense decrease by the same amount due to a decrease in the level of interest rates.